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                                                                     Exhibit 4.5

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                        Telefonos de Mexico, S.A. de C.V.

                                       to

                         Citibank, National Association

                                                  Trustee

                                ----------------


                          SECOND SUPPLEMENTAL INDENTURE


                          Dated as of December 9, 2003

                                ----------------



                                 Debt Securities

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         SECOND SUPPLEMENTAL INDENTURE, dated as of December 9, 2003, between
Telefonos de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States ("Mexico") (herein called the "Company"), having its principal office at Parque Via 190, Colonia Cuauhtemoc, 06599 Mexico, D.F. Mexico, and Citibank, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the "Trustee") to the Indenture, dated as of June 11, 1999, between the Company and the Trustee (herein called the "Original Indenture").

                              W I T N E S S E T H :

         WHEREAS, Section 901(5) of the Original Indenture authorizes the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, to enter, without the consent of any Holders, into one or more supplemental indentures to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor
(ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

         WHEREAS, the Company desires by this Second Supplemental Indenture to add to, change or eliminate certain provisions of the Original Indenture;

         WHEREAS, such additions, changes or eliminations (i) shall apply only to Securities authorized and issued after the execution of the Second Supplemental Indenture and (ii) shall not modify the rights of the Holders of any Securities issued on or prior to the date of this Second Supplemental Indenture;

         WHEREAS, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture to provide for such additions, changes or eliminations; and

         WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement according to its terms have been done.

         NOW, THEREFORE, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I

                                   Definitions

Section 101.      Provisions of the Original Indenture.

         Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Original Indenture shall remain in full force and effect. The Original Indenture, as amended and supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes of any series authenticated and delivered under the Original Indenture, as amended and supplemented, shall be bound hereby. In the event of a conflict between the terms and conditions of the Original Indenture and the terms and conditions of this Second Supplemental Indenture, then the terms and conditions of this Second Supplemental Indenture shall prevail.

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Section 102.      Definitions.

         For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(1) any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this Second Supplemental Indenture;

(2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(3) all terms used in this Second Supplemental Indenture that are defined in the Original Indenture have the meanings assigned to them in the Original Indenture, except as otherwise provided in this Second Supplemental Indenture.

                                   ARTICLE II

Section 201.      Amendments to the Original Indenture.

(a) The definition of "Related Person" in Section 101 of the Original Indenture is hereby amended and restated as follows:

          ""Related Person" has the meaning specified in Section 1303."

(b) The definition of "Responsible Officer" in Section 101 of the Original Indenture is hereby amended and restated as follows:

          ""Responsible Officer," when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer or any other officer of the Trustee, in each case, with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject."

(c) The following definition of "Rule 3.25.15" is hereby inserted between the definitions of "Restricted Subsidiary" and "Sale/Leaseback Transaction" in Section 101 of the Original Indenture:

          ""Rule 3.25.15" means Rule 3.25.15 issued by the Mexican Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) on March 31, 2003 (or a substantially similar successor rule), as the same may be amended from time to time."

(d) The definition of "Change of Control" in Section 101 of the Original Indenture is hereby amended and restated as follows:

          ""Change of Control" has the meaning specified in Section 1303."

(e) The third sentence of Section 114 of the Original Indenture is hereby amended and restated as follows:


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          "The Company hereby designates and appoints CT Corporation System
          Inc., 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent, and written notice of said service to the Company by the Person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and further designates its domicile, the domicile of CT Corporation System Inc. specified above and any domicile CT Corporation System Inc. may have in the future as its domicile to receive any notice hereunder (including service of process)."

(f) The eighth paragraph of Section 203 of the Original Indenture is hereby amended and restated as follows:

          "For purposes of the provisions described in Clause (i) above, the term "Holder" of any Security means the direct nominee of any beneficial owner of such Security, which holds such beneficial owner's interest in such Security. Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in Clause (i) above shall not apply if (a) the provision of information, documentation or other evidence described in such Clause
          (i) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including the United States - Mexico Income Tax Treaty), regulation (including proposed regulations) and administrative practice or (b) Rule 3.25.15, is in effect, unless the provision of the information, documentation or other evidence described in such Clause (i) is expressly required by statute, regulation, rule or administrative practice in order to apply Rule 3.25.15 and the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.25.15. In addition, such Clause (i) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Person register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding."

(g) Subsection (a)(iv) of Section 1009 of the Original Indenture is hereby amended and restated as follows:

          "any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on any series of Securities;"

(h) The seventh paragraph of subsection (a) of Section 1009 of the Original Indenture, immediately following subsection (a)(v), is hereby amended and restated as follows:

          "For purposes of the provisions described in Clause (i) above, the term "Holder" of any Security means the direct nominee of any beneficial owner of such Security, which holds such beneficial owner's interest in such Security. Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in Clause (i) above shall not apply if (a) the provision of information, documentation or other evidence described in such Clause
          (i) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than


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          comparable information or other reporting requirements imposed under
          U.S. tax law (including the United States - Mexico Income Tax Treaty), regulation (including proposed regulations) and administrative practice or (b) Rule 3.25.15, as the same may be amended from time to time, is in effect, unless the provision of the information, documentation or other evidence described in such Clause (i), is expressly required by statute, regulation, rule or administrative practice in order to apply Rule 3.25.15 and the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.25.15. In addition, such Clause
          (i) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Person register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding."

(i) The first sentence of the first paragraph of Section 1201 of the Original Indenture is hereby amended and restated as follows:

          "A Holder of Convertible Securities may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into fully paid and nonassessable ADSs of the Company at any time following the date of original issuance thereof and prior to the close of business on the Business Day immediately preceding the Convertible Securities' Maturity at the Conversion Rate then in effect for such series, except that, with respect to any Convertible Securities called for redemption such conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date (unless the Company will default in making the redemption payment when it becomes due, in which case the conversion right will terminate on the date such default is cured)."

(j) Subsection (b) of Section 1303 of the Original Indenture is hereby amended and restated as follows:

          "a "Change in Control" will be deemed to have occurred at the time, after the date of this instrument, that any person, together with any Affiliates or Related Persons thereof, will beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of original execution of this instrument), directly or indirectly, shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors; provided however, that a Change in Control will not be deemed to have occurred if such person, together with such Affiliates or Related Persons, is any of Grupo Carso Telecom, S.A. de C.V. or any of its Affiliates or one or more members of the family of Carlos Slim Helu who are beneficial owners of Grupo Carso Telecom, S.A. de C.V. as of the date of this instrument;"

                                  ARTICLE III

                            Miscellaneous Provisions

Section 301.      Separability of Invalid Provisions.

         In the case any one or more of the provisions contained in this Second Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Second Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Second Supplemental Indenture shall be construed as if such provision had never been contained herein.

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Section 302.      Execution in Counterparts.

         This Second Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 303.      Applicability.

         The provisions of this Second Supplemental Indenture shall apply only to Securities issued after the date of this Second Supplemental Indenture. Nothing in this Second Supplemental Indenture shall modify the rights of the Holders of any Securities issued on or prior to the date of this Second Supplemental Indenture.

Section 304.      Governing Law.

         THIS SECOND SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

SECTION 305.      Trustee Makes No Representation.

         The statements herein are deemed to be those of the Company. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

                                           TELEFONOS DE MEXICO, S.A. DE C.V.


                                           By: /s/ Adolfo Cerezo
                                               -------------------------------
                                               Name:  Adolfo Cerezo
                                               Title:  Chief Financial Officer

                                           By: /s/ Jose Manuel Camacho
                                               -------------------------------
                                               Name:  Jose Manuel Camacho
                                               Title:  Treasurer

                                           CITIBANK, N.A., as Trustee


                                           By: /s/ Louis Piscitelli
                                               -------------------------------
                                               Name:  Louis Piscitelli
                                               Title:  Vice President


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